Exhibit 99.5
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Water Technologies sales)

Monthly Sales ($ in millions)*

	2007	2008	2009	2010	2011
January	66.8	73.7	147.3	146.4	151.9
February	61.3	71.5	144.1	142.1	148.1
March	61.5	72.3	141.3	160.2	170.8
April	66.0	82.9	145.8	128.5	157.0
May	67.7	76.9	141.5	142.9	163.0
June	67.1	84.5	148.8	159.6	169.6
July	68.0	81.8	159.7	152.6	159.6
August	96.8	68.3	151.3	149.5	168.7
September	84.0	75.6	153.6	160.2	162.5
October	70.8	71.1	148.2	143.7
November	69.3	107.9	150.3	152.7
December	65.4	139.4	144.8	154.3

12 Month Rolling Average ($ in millions)*

	2007	2008	2009	2010	2011
January	51.4	71.0	89.9	148.1	149.9
February	53.8	71.8	96.0	147.9	150.4
March	56.1	72.7	101.8	149.4	151.2
April	58.5	74.1	107.0	148.0	153.6
May	61.3	74.9	112.4	148.1	155.3
June	63.4	76.3	117.7	149.0	156.1
July	64.0	77.5	124.2	148.4	156.7
August	66.7	75.1	131.1	148.2	158.3
September	68.2	74.4	137.7	148.8	158.5
October	69.1	74.4	144.2	148.4
November	70.2	77.7	147.6	148.6
December	70.4	83.8	148.1	149.4

*NOTE:  Information from October 2008 and prior does not include the Paper Technologies and Ventures operations of Hercules acquired on November 13, 2008.  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.